EXHIBIT 99.1

ELECTION TO PURCHASE
TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

EXERCISE CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     The Undersigned hereby irrevocably elects to exercise _________________Class A Warrants represented by the within Class A Warrant Certificate, and to purchase the ________________ shares of Common Stock issuable upon the exercise of such Class A Warrants, and requests that certificates for such shares shall be issued in the name of:

Name ____________________________________________________________________________

Address _________________________________________________________________________________

Social Security or Tax ID # __________________________________________________________

and be delivered to me ______________________________________________________________

Address __________________________________________________________________________

and, if said number of Class A Warrants shall not be all of the Class A Warrants evidenced by the within Warrant Certificate, that a new Class A Warrant Certificate for the balance remaining of such Class A Warrants be registered in the name of, and delivered to, the undersigned at the address stated below.

Payment is hereby made by money order/check/bank draft. Enclosed is $______________________.

Name of holder of Class A Warrant Certificate: __________________________________________
      (Please Print)

Address __________________________________________________________________________

Signature _________________________________________________________________________

Note: The signature to this Election to Purchase form must correspond with the name as written upon the face of this Class A Redeemable Common Stock Purchase Warrant, in every particular, without alteration or enlargement or any change whatsoever.